UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2015

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400	30022
Alpharetta, GA	Zip Code
(Address of Principal Executive Offices)

(678) 595-6243

(Registrant’s telephone number, including area code)

______________________________________________
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

The disclosure below under Item 3.02 is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

On January 21, 2015, the Company issued an 8.5% Senior Secured Debenture (the “Debenture”) to Hillair Capital Investments, L.P. (“Hillair”) in the aggregate amount of $400,000 payable on or before March 1, 2016.  The Company has interest payments due Hillair on the aggregate then outstanding principal amount of this Debenture at the rate of 8.5% per annum, payable quarterly on March 1, June 1, September 1 and December 1, beginning on June 1, 2015, After taking into account Hillair’s due diligence expenses and legal fees and expenses of $40,000 reimbursed to Hillair, the net proceeds received by the Company were $360,000.

These transactions are exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits

4.1	8.5% Senior Secured Debenture Due March 1, 2016.

10.1	Securities Purchase Agreement dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: January 21, 2015	By:	/s/ Warren S. Binderman
Warren S. Binderman
Chief Financial Officer